EXHIBIT 10.5

                     VERSAILLES CAPITAL CORPORATION

                    1998 OMNIBUS STOCK INCENTIVE PLAN

           AS AMENDED AND RESTATED THROUGH [FEBRUARY 23, 1999]

          WHEREAS, the Board of Directors of British Lion Medical, Inc., a California corporation ("BLM"), adopted the British Lion Medical, Inc. 1998 Omnibus Stock Incentive Plan on December 1, 1998, subject to the approval of the shareholders of BLM, which approval was obtained on the same date; and

          WHEREAS, Versailles Capital Corporation, a Colorado corporation ("Versailles"), BLM, and Amerimmune, Inc., a Colorado corporation and a wholly owned subsidiary of Versailles ("Amerimmune"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 17, 1999, whereby BLM was merged with and into Amerimmune, and Amerimmune became the surviving corporation (the "Merger"); and

          WHEREAS, upon consummation of the Merger, the BLM 1998 Omnibus Stock Incentive Plan was renamed the Versailles Capital Corporation 1998 Omnibus Stock Incentive Plan; and

          WHEREAS, subject to approval of the shareholders of Versailles, the Board of Directors of Versailles have adopted resolutions amending and restating the 1998 Omnibus Stock Incentive Plan in the form below (the "Amendment and Restatement"):


SECTION 1.  GENERAL PURPOSE OF PLAN; DEFINITIONS.

          The name of this plan is the Versailles Capital Corporation 1998 Omnibus Stock Incentive Plan (the "Plan"). The Plan was adopted by the Board of Directors of BLM on December 1, 1998, and approved by the shareholders of BLM on the same date. The Plan was subsequently amended and restated by the Board of Directors of Versailles on [February 23, 1999] to enable Versailles to extend the benefits under the Plan to Eligible Recipients (defined below) of Versailles. The purpose of the Plan is to enable the Company (defined below) to attract and retain highly qualified personnel who will contribute to the Company's success and to provide incentives to Participants (defined below) that are linked directly to increases in

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shareholder value and will therefore inure to the benefit of all shareholders of the Company.

          For purposes of the Plan, the following terms shall be defined as set forth below:

          (1) "ADMINISTRATOR" means the Board, or if and to the extent the Board does not administer the Plan, the Committee in accordance with
Section 2 below.

          (2)  "BOARD" means the Board of Directors of the Company.

          (3) "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

          (4) "COMMITTEE" means any committee the Board may subsequently appoint to administer the Plan. To the extent necessary and desirable, the Committee shall be composed entirely of individuals who meet the qualifications referred to in Section 162(m) of the Code and Rule 16b-3 under the Securities Exchange Act of 1934, as amended. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

          (5) "COMPANY" means Versailles Capital Corporation, a Colorado corporation or any successor corporation.

          (6) "DEFERRED STOCK" means an award made pursuant to Section 7 below of the right to receive Stock at the end of a specified deferral period.

          (7) "DISABILITY" means the inability of a Participant to perform substantially his duties and responsibilities to the Company or any Parent Corporation or Subsidiary by reason of a physical or mental disability or infirmity (i) for a continuous period of six months, or (ii) at such earlier time as the Participant submits medical evidence satisfactory to the Administrator that the Participant has a physical or mental disability or infirmity that will likely prevent the Participant from returning to the performance of the Participant's work duties for six months or longer. The date of such Disability shall be the last day of such six-month period or the day on which the Participant submits such satisfactory medical evidence, as the case may be.

          (8) "ELIGIBLE RECIPIENT" means an officer, director, employee, consultant or advisor of the Company or any Parent Corporation or Subsidiary.

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          (9)  "FAIR MARKET VALUE" means, as of any given date, with respect to any awards granted hereunder as of a particular date shall mean the fair market value of the Shares as determined by the Administrator in its sole discretion; PROVIDED, HOWEVER, that (i) if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation ("Nasdaq") System or other comparable quotation system and has been designated as a National Market System ("NMS") security, fair market value of the Stock on any date shall be the average of the high and low sale prices reported for the Stock on such system on such date, or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported, (ii) if the Stock is admitted to quotation on the Nasdaq System has not been designated as an NMS security, fair market value of the Stock on any date shall be the average of the highest bid and lowest asked prices of the Stock on such system on such date or, if no bid and ask prices were reported on such date, on the last date preceding such date on which both bid and ask prices were reported, provided that if the Administrator, in its sole discretion, determines that the use of such preceding date is not reasonable, fair market value of the Stock shall be determined by the Administrator in its sole discretion, (iii) in the case of a Limited Stock Appreciation Right, the "Change in Control Price" (as defined in the agreement evidencing such Limited Stock Appreciation Right) of the Stock as of the date of exercise, or (iv) the fair market value of the Stock as otherwise determined by the Administrator in the good faith exercise of its discretion.

          (10) "INCENTIVE STOCK OPTION" means any Stock Option intended to be designated as an "incentive stock option" within the meaning of Section 422 of the Code.

          (11)  "LIMITED STOCK APPRECIATION RIGHT" means a Stock
Appreciation Right that can be exercised only in the event of a "Change in Control" (as defined in the award evidencing such Limited Stock
Appreciation Right).

          (12) "NON-QUALIFIED STOCK OPTION" means any Stock Option that is not an Incentive Stock Option, including any Stock Option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option.

          (13) "PARENT CORPORATION" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

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          (14)  "PARTICIPANT" means any Eligible Recipient selected by the
Administrator, pursuant to the Administrator's authority in Section 2 below, to receive grants of Stock Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, Restricted Stock awards, Deferred Stock awards, Performance Share awards or any combination of the foregoing.

          (15) "PERFORMANCE SHARES" means an award of shares of Stock pursuant to Section 7 below that is subject to restrictions based upon the attainment of specified performance objectives.

          (16)  "RESTRICTED STOCK" means an award granted pursuant to
Section 7 below of shares of Stock subject to certain restrictions.

          (17) "STOCK" means the common stock, par value $ 0.05 per share, of the Company.

          (18) "STOCK APPRECIATION RIGHT" means the right pursuant to an award granted under Section 6 below to receive an amount equal to the excess, if any, of (A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of Stock covered by such right or such portion thereof, over (B) the aggregate exercise price of such right or such portion thereof.

          (19) "STOCK OPTION" means an option to purchase shares of Stock granted pursuant to Section 5 below.

          (20) "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 2.  ADMINISTRATION.

          The Plan shall be administered in accordance with the requirements of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of awards under the Plan under Section 162(m) of the Code) and, to the extent applicable, Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), by the Board or, at the Board's sole discretion, by the Committee, which shall be appointed by the Board, and which shall serve at the pleasure of the Board.

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          Pursuant to the terms of the Plan, the Administrator shall have the power and authority to grant to Eligible Recipients pursuant to the terms of the Plan: (a) Stock Options, (b) Stock Appreciation Rights or Limited Stock Appreciation Rights, (c) Restricted Stock, (d) Performance Shares, (e) Deferred Stock or (f) any combination of the foregoing. In particular, the Administrator shall have the authority:

               (a) to select those Eligible Recipients who shall be Participants;

               (b) to determine whether and to what extent Stock Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Shares or a combination of the foregoing, are to be granted hereunder to Participants;

               (c) to determine the number of shares of Stock to be covered by each such award granted hereunder;

               (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, (x) the restrictions applicable to Restricted Stock or Deferred Stock awards and the conditions under which restrictions applicable to such Restricted or Deferred Stock shall lapse, and (y) the performance goals and periods applicable to the award of Performance Shares);

               (e) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing the Stock Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Shares or any combination of the foregoing granted hereunder to Participants; and

               (f) to reduce the exercise price of any Stock Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Stock Option has declined since the date such Stock Option was granted.

          The Administrator shall have the authority, in its sole discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

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          All decisions made by the Administrator pursuant to the
provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants.

SECTION 3.  STOCK SUBJECT TO PLAN.

          The total number of shares of Stock reserved and available for issuance under the Plan shall be 7,133,970 shares (as adjusted to reflect the Exchange Ratio provided for in the Merger Agreement). Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. The aggregate number of shares of Stock as to which Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, and Performance Shares may be granted to any individual during any calendar year may not, subject to adjustment as provided in this Section 3, exceed 100% of the shares of Stock reserved for the purposes of the Plan in accordance with the provisions of this Section 3.

          Consistent with the provisions of Section 162(m) of the Code, as from time to time applicable, to the extent that (i) a Stock Option expires or is otherwise terminated without being exercised, or (ii) any shares of Stock subject to any Restricted Stock, Deferred Stock or Performance Share award granted hereunder are forfeited, such shares shall again be available for issuance in connection with future awards under the Plan. If any shares of Stock have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of a Stock Option and such shares are returned to the Company in satisfaction of such indebtedness, such shares shall again be available for issuance in connection with future awards under the Plan.

          In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number of shares reserved for issuance under the Plan, (ii) the kind, number and option price of shares subject to outstanding Stock Options granted under the Plan, and
(iii) the kind, number and purchase price of shares issuable pursuant to awards of Restricted Stock, Deferred Stock and Performance Shares, in each case as may be determined by the Administrator, in its sole discretion. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. An adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right or Limited Stock Appreciation Right related to any Stock Option. In connection with any event described in this paragraph, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding awards and payment in cash or other property therefor. Notwithstanding

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anything to the contrary, upon consummation of the Merger, all outstanding stock options ("BLM Stock Options") to purchase common stock, no par value, of BLM ("BLM Common Stock") were assumed by Versailles on the same terms and conditions as in effect immediately prior to the Merger, except that (i) shares of Stock ("Versailles Shares") shall be issuable upon exercise of BLM Stock Options outstanding as of such date,
(ii) the number of Versailles Shares issuable upon exercise of BLM Stock Options shall be equal to that number of shares of BLM Common Stock subject to each such BLM Stock Option immediately prior to the consummation of the Merger multiplied by the Exchange Ratio (as defined in the Merger Agreement), rounded down to the nearest whole share and
(iii) the per share exercise price payable on exercise of each such BLM Stock Option shall be equal to the per share exercise price of such BLM Stock Option divided by the Exchange Ratio, rounded up to the nearest whole cent.

SECTION 4.  ELIGIBILITY.

          Officers, directors and employees of the Company or any Parent or Subsidiary, and consultants and advisors to the Company or any Parent or Subsidiary, who are responsible for or are in a position to contribute to the management, growth and/or profitability of the business of the Company shall be eligible to be granted Stock Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, Restricted Stock awards, Deferred Stock awards, Performance Shares or any combination of the foregoing hereunder. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients recommended by the senior management of the Company, and the Administrator shall determine, in its sole discretion, the number of shares of Stock covered by each such award.

SECTION 5.  STOCK OPTIONS.

          Stock Options may be granted alone or in addition to other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each optionee. Recipients of Stock Options shall enter into a subscription and/or award agreement with the Company, in such form as the Administrator shall determine, which agreement shall set forth, among other things, the exercise price of the option, the term of the option and provisions regarding exercisability of such option granted thereunder.

          The Stock Options granted under the Plan may be of two types:
(i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

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          The Administrator shall have the authority to grant any officer or employee of the Company (including directors who are also officers of the Company) Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock
Appreciation Rights or Limited Stock Appreciation Rights). Directors who are not officers of the Company, consultants and advisors may only be granted Non-Qualified Stock Options (with or without Stock Appreciation
Rights or Limited Stock Appreciation Rights).  To the extent that any
Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. More than one option may be granted to the same optionee and be outstanding concurrently hereunder.

          Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

          (1) OPTION PRICE. The option price per share of Stock purchasable under a Stock Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not, in the case of Incentive Stock Options, be less than 100% of the Fair Market Value of the Stock on such date and shall not, in any event, be less than 85% of the Fair Market Value of the Stock on such date. If an optionee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company, any Parent Corporation or Subsidiary and a Stock Option is granted to such optionee, the option price of such Stock Option (to the extent required at the time of grant by the Code with respect to Incentive Stock Options or by California "Blue Sky" law with respect to any Stock Option) shall be no less than 110% of the Fair Market Value of the Stock on the date such Stock Option is granted.

          (2) OPTION TERM. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company, any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

          (3) EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after the time of grant; provided, however, that (to the extent

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required at the time of grant by the California "Blue Sky" law) Stock
Options granted to individuals other than officers, directors or consultants of the Company shall be exercisable at the rate of at least
20% per year over five years from the date of grant. The Administrator may provide at the time of grant, in its sole discretion, that any Stock Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine, in its sole discretion, including but not limited to in connection with any "change in control" of the Company as defined in any Stock Option agreement.

          (4)  METHOD OF EXERCISE.  Subject to paragraph (3) of this
Section 5, Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made (i) by means of any cashless exercise procedure approved by the Administrator,
(ii) in the form of unrestricted Stock already owned by the optionee which, (x) in the case of unrestricted Stock acquired upon exercise of an option, have been owned by the optionee for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Stock as to which such Stock Option shall be exercised, or (iii) in the case of the exercise of a Non-Qualified Stock Option, in the form of Restricted Stock or Performance Shares subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised); provided, however, that in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares may be authorized only at the time of grant. If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Performance Shares, the shares received upon the exercise of such Stock Option shall be restricted in accordance with the original terms of the Restricted Stock or Performance Share award in question, except that the Administrator may direct that such restrictions shall apply only to that number of shares equal to the number of shares surrendered upon the exercise of such option. An optionee shall generally have the rights to dividends and any other rights of a shareholder with respect to the Stock subject to the Stock Option only after the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (1) of Section 10 below.

          The Administrator may require the surrender of all or a portion of any Stock Option granted under the Plan as a condition precedent to the grant of a new

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Stock Option.  Subject to the provisions of the Plan, such new Stock
Option shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Administrator at the time the new Stock Option is granted. Consistent with the provisions of
Section 162(m), to the extent applicable, upon their surrender, Stock Options shall be canceled and the shares previously subject to such canceled Stock Options shall again be available for grants of Stock Options and other awards hereunder.

          (5) LOANS. The Company may make loans available to Stock Option holders in connection with the exercise of outstanding options granted under the Plan, as the Administrator, in its sole discretion, may determine. Such loans shall (i) be evidenced by promissory notes entered into by the Stock Option holders in favor of the Company, (ii) be subject to the terms and conditions set forth in this Section 5(5) and such other terms and conditions, not inconsistent with the Plan, as the Administrator shall determine, (iii) bear interest at the applicable Federal interest rate or such other rate as the Administrator shall determine, and (iv) be subject to Board approval (or to approval by the Administrator to the extent the Board may delegate such authority). In no event may the principal amount of any such loan exceed the sum of (x) the exercise price less the par value (if any) of the shares of Stock covered by the Stock Option, or portion thereof, exercised by the holder, and (y) any Federal, state, and local income tax attributable to such exercise. The initial term of the loan, the schedule of payments of principal and interest under the loan, the extent to which the loan is to be with or without recourse against the holder with respect to principal or interest and the conditions upon which the loan will become payable in the event of the holder's termination of employment shall be determined by the Administrator. Unless the Administrator determines otherwise, when a loan is made, shares of Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its sole discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

          (6) NON-TRANSFERABILITY OF OPTIONS. Except under the laws of descent and distribution, the optionee shall not be permitted to sell, transfer, pledge or assign any Stock Option, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

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          (7)  TERMINATION OF EMPLOYMENT OR SERVICE.  If an optionee's employment with or service as a director, consultant or advisor to the Company terminates by reason of death, Disability or for any other reason, the Stock Option may thereafter be exercised to the extent provided in the applicable subscription or award agreement, or as otherwise determined by the Administrator.

          (8) ANNUAL LIMIT ON INCENTIVE STOCK OPTIONS. To the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of shares of Stock with respect to which Incentive Stock Options granted to an optionee under this Plan and all other option plans of the Company, any Parent Corporation or Subsidiary become exercisable for the first time by the optionee during any calendar year exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.

 SECTION 6.  STOCK APPRECIATION RIGHTS AND LIMITED STOCK APPRECIATION RIGHTS.

          (1) GRANT AND EXERCISE. Stock Appreciation Rights and Limited Stock Appreciation Rights may be granted either alone ("Free Standing Rights") or in conjunction with all or part of any Stock Option granted under the Plan ("Related Rights"). In the case of a Non-Qualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option.

          A Related Right or applicable portion thereof granted in conjunction with a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise provided by the Administrator at the time of grant, a Related Right granted with respect to less than the full number of shares covered by a related Stock Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Related Right.

          A Related Right may be exercised by an optionee, in accordance with paragraph (2) of this Section 6, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph (2) of this Section 6. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

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          (2)  TERMS AND CONDITIONS.  Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Administrator, including the following:

               (a) Stock Appreciation Rights that are Related Rights ("Related Stock Appreciation Rights") shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan; PROVIDED, HOWEVER, that no Related Stock Appreciation Right shall be exercisable during the first six months of its term, except that this additional limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of such six-month period.

               (b) Upon the exercise of a Related Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or in some combination of cash and shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the option price per share specified in the related Stock Option multiplied by the number of shares of Stock in respect of which the Related Stock Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment.

               (c) Related Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under paragraph (6) of Section 5 of the Plan.

               (d) Upon the exercise of a Related Stock Appreciation Right, the Stock Option or part thereof to which such Related Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued under the Related Stock Appreciation Right.

               (e) A Related Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the Fair Market Value of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

               (f) Stock Appreciation Rights that are Free Standing Rights ("Free Standing Stock Appreciation Rights") shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator

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at or after grant; PROVIDED, HOWEVER, that no Free Standing Stock
Appreciation Right shall be exercisable during the first six months of its term, except that this limitation shall not apply in the event of death or Disability of the recipient of the Free Standing Stock Appreciation Right prior to the expiration of such six-month period.

               (g) The term of each Free Standing Stock Appreciation Right shall be fixed by the Administrator, but no Free Standing Stock Appreciation Right shall be exercisable more than ten years after the date such right is granted.

               (h) Upon the exercise of a Free Standing Stock Appreciation Right, a recipient shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or any combination of cash or shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the price per share specified in the Free Standing Stock Appreciation Right (which price shall be no less than 100% of the Fair Market Value of the Stock on the date of grant) multiplied by the number of shares of Stock in respect of which the right is being exercised, with the Administrator having the right to determine the form of payment.

               (i) Free Standing Stock Appreciation Rights shall be transferable only when and to the extent that a Stock Option would be transferable under paragraph (6) of Section 5 of the Plan.

               (j) In the event of the termination of employment or service of a Participant who has been granted one or more Free Standing Stock Appreciation Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant.

               (k) Limited Stock Appreciation Rights may only be exercised within the 30-day period following a "Change in Control" (as defined by the Administrator in the agreement evidencing such Limited Stock Appreciation Right) and, with respect to Limited Stock Appreciation Rights that are Related Rights ("Related Limited Stock Appreciation Rights"), only to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan.

          (l) Upon the exercise of a Limited Stock Appreciation Right, the recipient shall be entitled to receive an amount in cash equal in value to the excess of the "Change in Control Price" (as defined in the agreement evidencing such Limited Stock Appreciation Right) of one share of Stock as of the date of exercise over (A) the

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

option price per share specified in the related Stock Option, or (B) in the case of a Limited Stock Appreciation Right which is a Free Standing Stock Appreciation Right, the price per share specified in the Free Standing Stock Appreciation Right, such excess to be multiplied by the number of shares in respect of which the Limited Stock Appreciation Right shall have been exercised.

SECTION 7.  RESTRICTED STOCK, DEFERRED STOCK AND PERFORMANCE SHARES.

          (1) GENERAL. Restricted Stock, Deferred Stock or Performance Share awards may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Stock, Deferred Stock or Performance Share awards shall be made; the number of shares to be awarded; the price, if any, to be paid by the recipient of Restricted Stock, Deferred Stock or Performance Share awards; the Restricted Period (as defined in paragraph (3) of this Section 7) applicable to Restricted Stock or Deferred Stock awards; the performance objectives applicable to Performance Share or Deferred Stock awards; the date or dates on which restrictions applicable to Restricted Stock or Deferred Stock awards shall lapse during the Restricted Period; and all other conditions of the Restricted Stock, Deferred Stock and Performance Share awards. Subject to the requirements of Section 162(m) of the Code, as applicable, the Administrator may also condition the grant of Restricted Stock, Deferred Stock awards or Performance Shares upon the exercise of Stock Options, or upon such other criteria as the Administrator may determine, in its sole discretion. The provisions of Restricted Stock, Deferred Stock or Performance Share awards need not be the same with respect to each recipient. In the sole discretion of the Administrator, loans may be made to Participants in connection with the purchase of Restricted Stock under substantially the same terms and conditions as provided in paragraph (5) of Section 5 of the Plan with respect to the exercise of stock options.

          (2) AWARDS AND CERTIFICATES. The prospective recipient of a Restricted Stock, Deferred Stock or Performance Share award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award (a "Restricted Stock Award Agreement," "Deferred Stock Award Agreement" or "Performance Share Award Agreement," as appropriate) and delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided below in this Section 7(2), (i) each Participant who is awarded Restricted Stock or Performance Shares shall be issued a stock certificate in respect of such shares of Restricted Stock or Performance Shares; and (ii) such certificate shall be

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

registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

          The Company may require that the stock certificates evidencing Restricted Stock or Performance Share awards hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award or Performance Share award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

          With respect to Deferred Stock awards, at the expiration of the Restricted Period, stock certificates in respect of such shares of Deferred Stock shall be delivered to the participant, or his legal representative, in a number equal to the number of shares of Stock covered by the Deferred Stock award.

          (3) RESTRICTIONS AND CONDITIONS. The Restricted Stock, Deferred Stock and Performance Share awards granted pursuant to this
Section 7 shall be subject to the following restrictions and conditions:

               (a) Subject to the provisions of the Plan and the Restricted Stock Award Agreement, Deferred Stock Award Agreement or Performance Share Award Agreement, as appropriate, governing such award, during such period as may be set by the Administrator commencing on the grant date (the "Restricted Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock, Performance Shares or Deferred Stock; awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant's termination of employment or service, death or Disability or the occurrence of a "Change in Control" as defined in the agreement evidencing such award.

               (b)  Except as provided in paragraph (3)(a) of this
Section 7, the Participant shall generally have, with respect to shares of Restricted Stock or Performance Shares, all of the rights of a shareholder with respect to such stock during the Restricted Period. The Participant shall generally not have the rights of a shareholder with respect to stock subject to Deferred Stock awards during the Restricted Period; provided, however, that dividends declared during the Restricted Period with respect to the number of shares covered by a Deferred Stock award shall be paid to the Participant. Certificates for shares of unrestricted Stock shall be delivered to the

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

Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such shares of Restricted Stock, Performance Shares or Deferred Stock, except as the Administrator, in its sole discretion, shall otherwise determine.

               (c) The rights of holders of Restricted Stock, Deferred Stock and Performance Share awards upon termination of employment or service for any reason during the Restricted Period shall be set forth in the Restricted Stock Award Agreement, Deferred Stock Award Agreement or Performance Share Award Agreement, as appropriate, governing such awards.

SECTION 8.  AMENDMENT AND TERMINATION.

          The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any award theretofore granted without such Participant's consent, or that, without the approval of the shareholders (as described below), would:

          (1) except as provided in Section 3 of the Plan, increase the total number of shares of Stock reserved for the purpose of the Plan;

          (2) change the class of directors, officers, employees, consultants and advisors eligible to participate in the Plan; or

          (3)  extend the maximum option period under paragraph (2) of
Section 5 of the Plan.

          Notwithstanding the foregoing, shareholder approval under this
Section 8 shall only be required at such time and under such circumstances as shareholder approval would be required under Section 162(m) of the Code or other applicable law, rule or regulation with respect to any material amendment to any employee benefit plan of the Company.

          The Administrator may amend the terms of any award theretofore granted, prospectively or retroactively, but, subject to Section 3 of Plan, no such amendment shall impair the rights of any holder without his or her consent.

SECTION 9.  UNFUNDED STATUS OF PLAN.

          The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the

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

Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

SECTION 10.  GENERAL PROVISIONS.

          (1) The Administrator may require each person purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

          All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

          (2) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any officer, director, employee, consultant or advisor of the Company any right to continued employment or service with the Company, as the case may be, nor shall it interfere in any way with the right of the Company to terminate the employment or service of any of its officers, directors, employees, consultants or advisors at any time.

          (3) Each Participant shall, no later than the date as of which the value of an award first becomes includible in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

          (4) No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good

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

faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

          (5) To the extent applicable, the provisions of Sections 260.160.41, 260.140.42, 260.140.45 and 260.140.46 of Title 10 of the
California Code of Regulations are incorporated herein by reference.

SECTION 11   EFFECTIVE DATE OF PLAN.

          This Amendment and Restatement will become effective as of [February 23, 1999]; provided, however, that if the Amendment and Restatement is not approved by the holders of a majority of the voting power of the outstanding shares of Stock within 12 months from the date this Amendment and Restatement is adopted by the Board, awards granted under the Plan subject to or following consummation of the Merger shall be null and void. Awards granted under the Plan to officers, directors, employees, consultants or advisors who were employed by BLM or by any parent (as defined in Code Section 424(e) or subsidiary (as defined in Code Section 424(f)) of BLM prior to consummation of the Merger will continue in full force and effect and will not be affected by any such failure to obtain shareholder approval.

SECTION 12   TERM OF PLAN.

          No Stock Option, Stock Appreciation Right, Limited Stock Appreciation Right, Restricted Stock, Deferred Stock or Performance Share award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.